STOCK OPTION


          KLLM TRANSPORT SERVICES, INC., a Delaware corporation
("Company"), hereby grants this stock option ("Option") to STEVEN
K. BEVILAQUA ("Optionee") effective May 31, 1995.

          WHEREAS, Optionee is a key employee of outstanding ability and the Company considers it desirable and in its best interests that Optionee be given an increased incentive to continue in the service of the Company and to increase his efforts for the Company's welfare by possessing an Incentive Stock Option ("ISO") as defined in Section 422 of the Internal Revenue Code ("Code"), to purchase shares of Voting Common Stock (the "Stock") of the Company in accordance with the KLLM Transport Services, Inc. Stock Option Plan adopted by the directors of the Company on April 18, 1986, approved by the stockholders on April 18, 1986, amended and restated by the directors on December 15, 1986, and amended and restated by the directors on April 18, 1989 (as now in effect and as hereafter amended or restated, the "Plan");

          WHEREAS, the Company considers it desirable and in its best interests that Optionee be given a further incentive to continue in the service of the Company and to increase his efforts for the Company's welfare by possessing a non-qualified option ("NQO") to purchase shares of Stock of the Company in accordance with the Plan;

          NOW, THEREFORE, the parties agree that the Option granted herein is subject to the following conditions:

          1. Grant of ISO. In accordance with and under the terms of the Plan, the Company hereby grants to Optionee an ISO, giving him the right, privilege and option to purchase thirty-seven thousand thirty-five (37,035) shares of the Company's Stock at the purchase price of FIFTEEN AND NO/100 U.S. DOLLARS ($15.00) per share, in the manner and subject to the conditions provided below.

          2. Time of Exercise of ISO. The ISO is immediately exercisable as to 7,407 shares and becomes exercisable as to the balance of shares on the following schedule:

          April 3, 1996       7,407 shares
          April 3, 1997       7,407 shares
          April 3, 1998       7,407 shares
          April 3, 1999       7,407 shares

On and from the date any part of the ISO becomes exercisable, the ISO may be exercised as to such part at any time, and from time to time, in whole or in part, until the termination thereof as provided in Paragraph 6 below. Further, the aggregate Fair Market Value (as such term is defined in the Plan) of the Stock with respect to which this or any other ISO is exercisable for the first time by Optionee during any calendar year shall not exceed ONE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS ($100,000).

          3. Grant of NQO. In accordance with and under the terms of the Plan, the Company hereby grants to Optionee a NQO, giving him the right, privilege and option to purchase one hundred twelve thousand nine hundred sixty-five (112,965) shares of the Company's Stock at the purchase price of FIFTEEN AND NO/100 U.S. DOLLARS ($15.00) per share, in the manner and subject to the conditions provided below.

          4. Time of Exercise of NQO. The NQO is immediately exercisable as to twenty-two thousand five hundred ninety-three
(22,593) shares and becomes exercisable as to the balance of shares on the following schedule:

          April 3, 1996       22,593 shares
          April 3, 1997       22,593 shares
          April 3, 1998       22,593 shares
          April 3, 1999       22,593 shares

On and from the date any part of the NQO becomes exercisable, the NQO may be exercised as such part at any time, and from time to time, in whole or in part, until the termination thereof as provided in paragraph 6 below.

          5. Method of Exercise. The Option shall be exercised by written notice to the Secretary of the Company at the Company's principal executive offices, accompanied by a certified check in payment of the option price for the number of shares specified.
The Company shall make immediate delivery of such shares. However, the Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, deem to be necessary or advisable.

          6. Termination of Option. Unless otherwise provided herein, the Option, to the extent not previously exercised, shall terminate upon the first to occur of the following dates:
               a. The expiration of three (3) months after the date of termination of the Optionee's employment with the Company for any reason other than death or disability;

               b. The expiration of twelve (12) months after the date on which Optionee's employment by the Company is terminated, if such termination is by reason of Optionee's death or permanent and total disability; or

               c.   May 30, 2005.

In the event of exercise of the Option after termination of employment for any reason, Optionee may exercise the Option only with respect to the shares of Stock which could have been purchased by Optionee at the date of termination of employment.

          7. Stock Adjustments and Mergers. In the event that the outstanding shares of the Company's Stock is increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock splits, combination of shares, or stock dividend, the total number of shares subject to the Option granted herein shall be proportionately and appropriately adjusted by the Company. If the Company continues in existence, the number and kind of shares that are subject to the Option and the option price per share shall be proportionately and appropriately adjusted without any change in the aggregate price to be paid therefor upon exercise of the Option. If the Company will not remain in existence or substantially all of if Stock will be purchased by a single purchaser or group of purchasers acting together, then the Company may (i) declare that all Options shall terminate 30 days after the Company gives written notice to Optionee of his immediate right to exercise all Options then outstanding (without regard to limitations on exercise otherwise contained herein), or (ii) notify Optionee that all Option's granted herein shall apply with appropriate adjustments as determined by the Company to the securities of the successor corporation to which Optionee, as holder of the number of shares subject to the Option, would have been entitled, or (iii) some combination of the aspects of (i) and
(ii). The determination by the Company as to the terms of any of the foregoing adjustments shall be conclusive and binding. Any fractional shares resulting from any of the foregoing adjustments shall be disregarded and eliminated.

          8. Rights Prior to Exercise of Option. This Option is nontransferable by Optionee, other than by the laws of descent and distribution, and during his lifetime is exercisable only by him. Optionee shall have no rights as a stockholder with respect to any shares subject to the Option until payment of the option price and delivery to him of a certificate or certificates for such shares as herein provided.

          9. Additional Requirements. It is the Company's intent that the ISO granted Optionee herein qualify for the favorable tax treatment accorded options under Sections 421, 422 and 424 of the Code. However, in order to obtain this favorable tax treatment, Optionee must accomplish certain other requirements set forth in the foregoing Code provisions relating to the holding period of the Stock received upon exercise of the ISO and continued employment with the Company. The Company shall not be held liable in any manner for the failure of the Option granted herein to qualify for favorable tax treatment. The NQO is not intended to qualify for the favorable tax treatment accorded ISOs under Sections 421, 422 and 424 of the Code.

          10. Binding Effect. The terms of this Option shall inure to the benefit of and be binding upon the Company, the Optionee, their respective heirs, executors, administrators, successors, and assigns.

          11. Governing Law. This Option shall be governed and construed in accordance with the laws of the State of Mississippi.

          IN WITNESS WHEREOF, the parties hereto have caused this Option to be executed June 1, 1995, but effective as of May 31, 1995.

                                   COMPANY:

                                   KLLM TRANSPORT SERVICES, INC.

Attest:


BY:  S/J. Kirby Lane
     J. Kirby Lane
     Executive Vice President and
     Chief Financial Officer


S/   James Leon Young
     James Leon Young, Secretary


OPTIONEE:

S/   Steven K. Bevilaqua
     STEVEN K. BEVILAQUA